EXHIBIT 32
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     In  connection  with the  quarterly  report  of  Kranem  Corporation  d/b/a
Learningwire.com, (the "Company") on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Stephen K. Smith, the Principal Executive Officer of the Company and Michael Grove, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:



(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


May 6, 2011                          By: /s/ Stephen K. Smith
                                         -------------------------------------
                                         Stephen K. Smith, President and
                                         Principal Executive Officer



May 11, 2011                          By:/s/ Michael Grove
                                         -------------------------------------
                                         Michael Grove, Principal
                                         Financial
                                         Officer

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